EXHIBIT 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Universal Health Realty Income Trust (the “Trust”) on Form 10-Q for the quarter ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles F. Boyle, Chief Financial Officer of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Trust.

/s/ CHARLES F. BOYLE

Charles F. Boyle Vice President and Chief Financial Officer
May 12, 2003

A signed original of this written statement required by Section 906 has been provided to the Trust and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.